EXHIBIT 16.1

Division of Corporation Finance
Chief Accountant’s Office
Securities and Exchange Commission
100 F Street N.E.
Washington D.C. 20549-7561

We have read the third paragraph of the caption under ‘‘experts’’ included in Post-effective Amendment No 2. to Form SB-2 for the event that occurred on December 18, 2006. We agree with the statement made in such section insofar as they relate to our firm.

Very truly yours,

/s/    Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP
April 5, 2007